Exhibit 99.3


          CAUTIONARY STATEMENTS REGARDING THE PROPOSED ACQUISITION

     Statements contained in this report, our future filings with the Securities and Exchange Commission, our press releases and oral statements made by or on behalf of The Rouse Company ("we") include forward-looking statements that reflect our current views with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, including those discussed below, that could cause actual results to differ materially from historical results or anticipated results. The words "believe," "expect," "anticipate" and similar expressions identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The following cautionary statements regarding the proposed acquisition from Rodamco reflect important factors, but not necessarily all important factors, that could cause actual results of operations to differ materially from historical results or from future results expressed or implied by our forward-looking statements:

OUR OBLIGATION TO CONSUMMATE THE PROPOSED ACQUISITION FROM RODAMCO IS NOT SUBJECT TO A FINANCING CONDITION.

     Our obligation to purchase assets in the proposed acquisition from Rodamco is not subject to a financing condition. We have received a commitment from a bank for an $870 million six-month facility (subject to extensions) to fund the cash portion of the purchase price and related transaction costs. The financing commitment is subject to numerous conditions, including conditions that are different from the conditions to our obligations to consummate the proposed acquisition from Rodamco. In addition, we will be reviewing other financing alternatives. If we are unable to borrow under the financing commitment but are nonetheless liable in respect of the proposed acquisition from Rodamco, or we need to refinance this loan, we may have to borrow funds on less favorable terms than under the terms of such commitment or sell assets. Moreover, we are obligated to pay the purchase price for the proposed acquisition from Rodamco in euros, and we bear the risk of euro to U.S. dollar exchange rate fluctuations to the extent we do not hedge this currency exchange risk.

WE ARE JOINTLY AND SEVERALLY LIABLE WITH THE OTHER PURCHASERS UNDER THE PROPOSED ACQUISITION FROM RODAMCO, SUCH THAT IF THE OTHER PURCHASERS FAIL TO PERFORM, RODAMCO COULD LOOK TO US FOR THE ENTIRE AMOUNT OF THEIR LIABILITIES UNDER THE TRANSACTION.

     The purchase agreement with Rodamco obligates each of the purchasers to perform all of the obligations of the purchasers on a joint and several basis including assuming Rodamco's liabilities. As a result, if all other conditions of the proposed acquisition from Rodamco are satisfied and any of the other two purchasers are unable or unwilling to consummate the proposed acquisition from Rodamco, we would still be responsible for all liabilities and obligations under the agreement. We cannot assure you that we will be able to consummate the proposed acquisition from Rodamco if the other purchasers fail to fulfill their obligations under the purchase agreement. We could be obligated for any damages resulting from any such failure, although we would be entitled to indemnification from the defaulting purchasers.

OUR OBLIGATION TO CONSUMMATE THE PROPOSED ACQUISITION FROM RODAMCO IS SUBJECT TO LIMITED THIRD PARTY CONSENT REQUIREMENTS SO THAT IF SOME CONSENTS ARE NOT OBTAINED, OUR ABILITY TO ACQUIRE THE ASSETS OR ASSUME OUTSTANDING PROPERTY INDEBTEDNESS MAY BE ADVERSELY AFFECTED.

     In order to transfer some of the properties and to assume the property-related debt, we will need to obtain consents of certain other owners of these properties and from certain lenders. Obtaining some of these consents is not a closing condition under the purchase agreement. If we are unable to obtain these third party consents that are not a condition to our obligation to consummate the proposed acquisition from Rodamco, we may not be able to acquire the related properties, or we may have to refinance those properties or may lose our rights to manage those properties. As a result, we may not realize the anticipated benefits from the transaction or may need to refinance indebtedness on less advantageous terms.

WE MAY BE OBLIGATED TO ACQUIRE THE PROPERTIES IN THE PROPOSED ACQUISITION FROM RODAMCO, EVEN IF THESE PROPERTIES HAVE DECLINED IN VALUE
SIGNIFICANTLY.

     Our obligation to consummate the proposed acquisition from Rodamco is subject to the absence of a material adverse effect on Rodamco taken as a whole rather than with respect to the specific properties that we have agreed to acquire. In addition, for purposes of the purchase agreement, material adverse effect excludes the effect of the following:

     o general changes in the economy or financial markets of the United States or any other region outside of the United States;

     o changes in law that affect real estate investment trusts generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole; and

     o changes that affect the retail industry or retail real estate properties generally, unless such changes have a materially disproportionate effect, relative to other industry participants, on Rodamco and its subsidiaries, taken as a whole.

As a result, the purchasers may be obligated under the purchase agreement with Rodamco to purchase the retail centers from Rodamco even if a material adverse change has occurred with respect to specific properties. However, if a purchaser's property suffers certain defined damage or loss of value, such purchaser may require that all purchasers jointly acquire that property.

PROPERTIES DESIGNATED FOR SALE WHICH WILL BE ACQUIRED JOINTLY MAY NOT BE SOLD ON THE ANTICIPATED TIME SCHEDULE OR AT THE PRICES EXPECTED.

     We and the other two purchasers have agreed to own jointly some of the properties being acquired in the proposed acquisition from Rodamco. We and the purchasers have designated some of these jointly-owned properties for sale. We will not have independent control over the timing and manner of these sales, but rather will have to make decisions jointly with the other two purchasers. These sales will be, in many cases, subject to consent or first refusal rights that may delay the sale or reduce the expected price. As a result, we cannot be certain as to the timing or terms of any potential sale of these assets.

WE WILL SHARE CONTROL OF SOME OF THE ACQUIRED PROPERTIES WITH THE OTHER TWO PURCHASERS AND MAY HAVE CONFLICTS OF INTEREST WITH THOSE PURCHASERS.

     We will own a number of the acquired properties jointly with the other two purchasers. The consent of each of the other purchasers could be required with respect to financing, encumbering, expanding or selling any of these properties. We might not have the same interests as the other purchasers in relation to these properties. Accordingly, we might not be able to favorably resolve any of these issues, or we might have to provide financial or other inducement to the other purchasers to obtain a favorable resolution.

     In addition, various restrictive provisions and rights apply to sales or transfers of interests in our jointly-owned properties. Among other things, we might be required to make decisions about buying or selling interests in a property or properties at a time that is disadvantageous to us.

WE MAY BE RESPONSIBLE FOR UNKNOWN MATERIAL LIABILITIES.

     We may be exposed to liabilities relating to Rodamco that we did not discover prior to entering into the purchase agreement. These liabilities may include liabilities that arise from non-compliance with environmental laws by prior owners for which we, as a successor owner, will be responsible. Our purchase agreement with Rodamco does not provide for indemnification of us by Rodamco for these liabilities since Rodamco will be liquidated following completion of the proposed acquisition.

WE WILL BE ACQUIRING PARTNERSHIP INTERESTS WITH EXISTING PARTNERS WHO HAVE TAX PROTECTION ARRANGEMENTS IN PLACE.

     We will be acquiring our interests in some properties by acquiring interests in existing partnerships. These existing partnerships have arrangements in place that protect the deferred tax situation of existing third party limited partners. Violation of these agreements could impose costs on us. As a result, we may be restricted with respect to decisions such as financing, encumbering, expanding or selling these properties.


WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE THE PROPERTIES ACQUIRED FROM RODAMCO INTO OUR OPERATIONS.

     The success of the acquisition of properties from Rodamco will depend, in part, on our ability to:

     o efficiently integrate the acquired properties and employees into our organization; and

     o apply our financial and management controls and reporting systems and procedures to the acquired properties.

Any inability to successfully integrate the acquired properties into our operations may adversely affect our results of operations and financial condition.

IN PREPARING PRO FORMA FINANCIAL INFORMATION RELATING TO THE PROPOSED ACQUISITION FROM RODAMCO, WE HAVE USED UNAUDITED FINANCIAL INFORMATION PROVIDED TO US BY RODAMCO, WHICH WE HAVE NOT BEEN ABLE TO INDEPENDENTLY VERIFY.

     To prepare an unaudited pro forma statement of Net Operating Income to reflect the possible financial effect of the proposed acquisition from Rodamco in this Form 8-K, we have used unaudited financial statements and financial data for some of the properties that we intend to acquire. We obtained this financial information from Rodamco. We have not been able to independently verify this information, and this information has not been reviewed by our independent accountants. As a result, we cannot assure you that this information is accurate in all respects and, therefore, you should exercise caution when reviewing the unaudited pro forma statement of Net Operating Income.

WE MAY NOT BE ABLE TO ACHIEVE THE ANTICIPATED FINANCIAL AND OPERATING RESULTS FROM OUR NEWLY ACQUIRED ASSETS.

     We believe that the proposed acquisition from Rodamco will enhance our future financial performance, including our net earnings, Net Operating Income and Funds From Operations. This belief is subject to risks, uncertainties and other factors (many of which are beyond our control) that could cause actual results to differ materially from anticipated results. In addition, this belief is based on certain assumptions, many of which are also forward-looking and uncertain in nature, including assumptions regarding our ability to:

     o integrate and manage our new properties in a way that will allow us to realize cost savings and synergies;

     o    increase the occupancy rates and rents at our new properties;

     o dispose of the assets proposed to be sold within the periods and on the terms we currently anticipate; and

     o raise long-term financing that will allow us to implement a capital structure at a cost of capital consistent with our objectives and expectations.

Factors that could cause our analyses and assumptions to differ from those implied or assumed by us include the factors discussed elsewhere in this listing of cautionary statements as well as in Exhibit 99.2 to our most recently filed Form 10-K. As a result of the risks and uncertainties attendant with the forward-looking statements described above and their underlying assumptions, investors should not rely upon our forward-looking statements as predictions of actual results.

OUR PENDING ACQUISITION FROM RODAMCO MAY NOT OCCUR, SUCH THAT OUR
STOCKHOLDERS MAY NOT REALIZE ANY BENEFITS FROM THIS TRANSACTION.

     The purchase agreement relating to the proposed acquisition from Rodamco contains closing conditions that need to be satisfied before the transaction can be consummated. The satisfaction of most of these conditions is outside of our control and, therefore, we cannot assure you that the acquisition will be consummated. These conditions include obtaining approval of Rodamco's shareholders for the transaction and necessary regulatory approvals. In addition, it is a condition to closing that no material adverse effect with respect to Rodamco shall have occurred. Because the three purchasers may have differing interests, if a condition is not satisfied, it may be difficult to obtain a waiver of such condition from the other purchasers. If the proposed acquisition from Rodamco is not consummated, our stockholders will not realize any benefits from the transaction.